Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    1,289,223,644
DEUTSCHE BANK SECURITIES, INC.              13-2730328    1,118,044,752
WELLS FARGO BANK                            41-0449260      578,460,757
JPMORGAN CHASE & CO.                        13-3224016      455,671,430
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      382,932,639
BANK OF AMERICA SECURITIES LLC              56-2058405      372,481,654
BNP PARIBAS SECURITIES CORP.                13-3235334      320,012,152
CITIGROUP INC.                              52-1568099      264,081,360
RBS SECURITIES, INC.                        13-3272275      236,794,802
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166      176,055,686






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       69,057,094
DEUTSCHE BANK SECURITIES, INC.              13-2730328       20,960,515
WELLS FARGO BANK                            41-0449260        3,743,423
JPMORGAN CHASE & CO.                        13-3224016       45,040,392
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       19,425,614
BANK OF AMERICA SECURITIES LLC              56-2058405       20,579,354
BNP PARIBAS SECURITIES CORP.                13-3235334        1,905,386
CITIGROUP INC.                              52-1568099       13,603,136
RBS SECURITIES, INC.                        13-3272275          257,931
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       12,566,102




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    5,853,089,253 D. Total Sales: 240,255,306

                               SCREEN NUMBER : 12